EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (Nos. 333-70218, 333-100885, 333-120955, 333-134973, 333-139819, 333-180350 and 333-187005) and in the Registration Statement on Form S-3 (No. 333-192641) of Northwest Natural Gas Company of our report dated February 27, 2015 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

Portland, Oregon
February 27, 2015